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                                                                    EXHIBIT 10.2



                            UNITED STATES OF AMERICA
                                   BEFORE THE
                          OFFICE OF THRIFT SUPERVISION


-----------------------------
                             )
In the Matter of             )       Order No.:  CN 09-34
                             )
                             )
PARK VIEW FEDERAL            )       Effective Date:  October 19, 2009
SAVINGS BANK                 )
                             )
Solon, Ohio                  )
OTS Docket No. 01195         )
                             )
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                            ORDER TO CEASE AND DESIST
                            -------------------------


         WHEREAS, Park View Federal Savings Bank, Solon, Ohio, OTS Docket No. 01195 (Association), by and through its Board of Directors (Board), has executed a Stipulation and Consent to Issuance of an Order to Cease and Desist (Stipulation); and

         WHEREAS, the Association, by executing the Stipulation, has consented and agreed to the issuance of this Order to Cease and Desist (Order) by the Office of Thrift Supervision (OTS) pursuant to 12 U.S.C. ss. 1818(b); and

         WHEREAS, pursuant to delegated authority, the OTS Regional Director for the Central Region (Regional Director) is authorized to issue Orders to Cease and Desist where a savings association has consented to the issuance of an order.

         NOW, THEREFORE, IT IS ORDERED THAT:

CEASE AND DESIST.

1. The Association and its directors, officers, and employees shall cease and desist from any action (alone or with others) for or toward, causing, bringing about, participating in, counseling, or aiding and

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abetting all unsafe or unsound practices that resulted in the Association operating with an excessive level of adversely classified assets; an inadequate allowance for loan and lease losses (ALLL) for the volume, type, and quality of loans held; and an inadequate level of capital protection for the volume, type, and quality of assets held by the Association.

CAPITAL.
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2.       (a)  By December 31, 2009, the Association shall meet and maintain: (i)
         a Tier 1 (Core) Capital Ratio of at least eight percent (8%) and (ii) a Total Risk-Based Capital Ratio of at least twelve percent (12%) after the funding of an adequate ALLL.

         (b) The requirement in Subparagraph (a) above to meet and maintain a specific capital level means that the Association may not be deemed to be "well-capitalized" for purposes of 12 U.S.C. ss. 1831o and 12 C.F.R.
         Part 565, pursuant to 12 C.F.R. ss. 565.4(b) (1) (iv).

3. (a) By October 31, 2009, the Board shall adopt and submit to the Regional Director for review and comment a written plan to achieve and maintain the Association's capital levels prescribed in Paragraph 2 of this Order (Capital Plan). The Capital Plan shall cover the period beginning with the quarter ending September 31, 2009 through the quarter ending December 31, 2011. At a minimum, the Capital Plan shall:

              (i) address the requirements and restrictions imposed by this Order;
              (ii) detail capital enhancement strategies with specific narrative goals, which shall result in new equity and a capital infusion;
              (iii) consider and address the amount of additional capital that would be necessary to meet the capital requirements of Paragraph 2 of this Order under different forward-looking

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                      scenarios involving progressively stressed economic
                      environments;

              (iv)    identify the specific sources of additional capital;

              (v) detail timeframes by which the additional capital will be raised and provide specific target month-end capital levels; and

              (vi) provide for alternative methods to strengthen capital, should the primary sources identified under Paragraph 3(a)
                      (iv) of this Order not be available.

         (b) Within thirty (30) days after receiving any written comments from the Regional Director, the Board shall revise and adopt the Capital Plan based on such comments. The Board shall ensure that the Association implements and adheres to the Capital Plan. A copy of the Capital Plan shall be provided to the Regional Director within five (5) days after the Board meeting.

         (c) Once the Capital Plan is implemented, the Association shall operatewithin the parameters of its Capital Plan. Any proposed material deviations from or changes to the Capital Plan must be submitted for the prior, written non-objection of the Regional Director. Requests for any material deviations or changes must be submitted at least sixty
         (60) days before a proposed change is implemented.

         (d) The Association shall notify the Regional Director regarding any material event affecting or that may affect the capital or capital projections of the Association within five (5) days after such event.

4.       (a)   On a monthly basis, beginning with the month ending December 31,
         2009, the Board shall review by the last day of each month, a written report that compares projected operating results contained within the Capital Plan to actual results for the previous month (Capital Plan

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         Variance Report). The Board's review of the Capital Plan Variance
         Report and assessment of the Association's compliance with the Capital Plan shall be fully documented in the appropriate Board meeting minutes.

         (b) On a monthly basis, beginning with December 31, 2009, the Board shall provide to the Regional Director, by the 30th day of each succeeding month, a copy of the Capital Plan Variance Report.

5. Within fifteen (15) days after: (a) the Association fails to meet the capital requirements prescribed in Paragraph 2 beginning December 31, 2009; (b) the Association fails to comply with the Capital Plan prescribed in Paragraph 3; or (c) any written request from the Regional Director, the Board shall prepare and submit a written Contingency Plan that is acceptable to the Regional Director. The Contingency Plan shall detail the actions to be taken, with specific time frames, to achieve one of the following results by the later of the date of receipt of all required regulatory approvals or sixty (60) days after the implementation of the Contingency Plan: (i) merger with, or acquisition by another federally insured depository institution or holding company thereof; or (ii) voluntary liquidation by filing an appropriate application with OTS in conformity with federal laws and regulations.

6. Upon receipt of written notification from the Regional Director, the Association shall implement the Contingency Plan immediately. The Board shall provide the Regional Director with written status reports detailing the Association's progress in implementing the Contingency Plan by no later than the 1st and 15th of each calendar month following implementation of the Contingency Plan (Contingency Status Reports).

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LIQUIDITY.
----------

7.      (a)     Within sixty (60) days, the Board shall adopt revisions to the
        Association's Liquidity Policy, which, at a minimum, shall include:

                (i) separate ratios and target limits for on-balance sheet liquid assets;

                (ii) an increase in the Association's minimum liquidity ratio;

                (iii) management of liquidity in accordance with OTS Thrift Bulletin 77 and OTS Examination Handbook ss. 530;


                (iv) periodic stress testing of the availability of all funding sources under specific scenarios and various market conditions;

                (v) compliance with Paragraph 16 of this Order regarding the restrictions on brokered deposits, including, but not limited to the monitoring of interest rates paid on deposits for compliance with 12 C.F.R. ss. 337.6; and

                (vi) Board oversight of the Association's liquidity needs and available sources of liquidity, including a requirement that the Regional Director be notified immediately of any event that would limit the Association's funding sources or available liquidityamounts.

        (b) The Association shall provide a copy of the Liquidity Policy to the Regional Director within five (5) days of Board approval.

ASSET QUALITY.
-------------

8.      (a)     Within forty-five (45) days, the Board shall adopt a schedule of quarterly reduction targets which: (i) reduces the level of adversely classified assets at the Association to no more than 50% of core capital plus ALLL by December 31, 2010; and (ii) reduces the level of adversely

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        classified assets and assets designated as special mention at the
        Association (Criticized Assets) to no more than sixty-five percent (65%) of core capital plus ALLL by December 31, 2010. The Board shall send a copy of the reduction targets implemented by the Board to the Regional Director within seven (7) days of Board approval.

        (b) On a quarterly basis, beginning with the quarter ending December 31, 2009, the Board shall review a written report comparing the projected reduction targets to actual results (Problem Assets Variance Report). If the Board determines that a material deviation exists between a quarterly reduction target and actual results, it shall approve a Board resolution directing specific remediation steps to achieve compliance with the reduction targets by the following quarter. The Board's review of the quarterly Problem Assets Variance Report shall be fully documented in the Board minutes. (c) Within sixty (60) days of the close of each quarter, the Board shall provide the Regional Director with a copy of the Problem Assets Variance Report.


9.      Withinthirty (30) days, the Board shall revise the Association's ALLL methodologies and policies taking into account the methodology revisions contained in the Matters Requiring Board Attention section of the OTS Report of Examination dated May 4, 2009.

BUSINESS PLAN.
-------------

10.     (a)     Within sixty (60) days, the Board shall adopt and submit to the
        Regional Director for review and comment a comprehensive business plan for the period beginning with the quarter ending September 30, 2009 through the quarter ending December 31, 2011 (Business Plan). At a minimum, the Business Plan shall include the requirements contained within this Order and shall include:

                (i) well supported and realistic strategies to achieve consistent profitability by September 30, 2010;

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                (ii)    the maintenance of capital levels required by Paragraph
                        2 of this Order;

                (iii) the Liquidity Policy revisions provided for in Paragraph 7 of this Order;

                (iv) strategies to stress-test and adjust earnings forecasts based on continuing operating results, economic conditions and credit quality of the loan portfolio; and

                (vi)    quarterly pro forma balance
                        sheets and income statements for the period beginning with the quarter ending September 30, 2009 through the quarter ending December 31, 2011.

        (b) The Business Plan shall include all assumptions used in the pro formas, such as: (i) the assumed interest rate scenarios; (ii) assumptions used for noninterest income and noninterest expense; (iii) assumptions used to determine the ALLL; (iv) assumptions for loan origination rates, using recent experience and taking into consideration current national and regional economic conditions; and (v) assumptions supporting the cost of funds projections.

        (c) Within thirty (30) days after receiving the Regional Director's written comments, the Board shall revise and adopt the Business Plan based on such comments. Thereafter, the Association shall implement and comply with the Business Plan. Within five (5) days of Board approval of the Business Plan, the Association shall provide a copy of the adopted Business Plan to the Regional Director.

        (d) Once the Business Plan is implemented, the Association shall operate within the parameters of its Business Plan. Any proposed material deviations from or changes to the Business Plan must be submitted for the prior, written non-objection of the Regional Director. Requests for

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        any material deviations or changes must be submitted at least sixty (60)
        days before a proposed change is implemented.

        (e) The Association shall notify the Regional Director regarding any material event affecting or that may affect the balance sheet, capital, or the cash flow of the Association within five (5) business days after such event.

11.     (a)     On a quarterly basis, beginning with the quarter ending December
        31, 2009, the Association shall prepare and submit to the Board a report that compares projected operating results contained within the Business Plan to actual results (Business Plan Variance Report). The Board shall review each Business Plan Variance Report and address external and internal risks that may affect the Association's ability to successfully implement the Business Plan. This review shall include, but not be limited to, adverse scenarios relating to asset or liability mixes, interest rates, staffing levels and expertise, operating expenses, marketing costs, and economic conditions in the markets in which the Association is operating. The Board shall discuss and approve corrective actions, if needed, to ensure the Association's adherence to its Business Plan. The Board's review of the Business Plan Variance Report and assessment of the Association's compliance with the Business Plan shall be fully documented in the appropriate Board meeting minutes.

        (b) Within sixty (60) days after the close of each quarter beginning with the quarter ending December 31, 2009, the Board shall provide the Regional Director with a copy of each Business Plan Variance Report.

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COMPLIANCE COMMITTEE AND PROGRESS REPORTS.
-----------------------------------------

12.     Within thirty (30) days, the Board shall appoint a committee of three
(3) or more directors to monitor and coordinate the Association's compliance with the Order (Compliance Committee). The Compliance Committee may be an existing Board Committee that meets the criteria of this provision. The Committee shall be comprised of independent(1) directors.

13. Within forty-five (45) days of the end of each quarter, beginning with the quarter ending December 31, 2009, the Compliance Committee shall provide a written progress report to the Board, describing the actions taken by the Association to comply with each provision of this Order and the results of those actions. The Board's consideration of the Compliance Committee's progress report for the period, including comments and questions concerning the progress report and additional actions taken or directed by the Board, shall be reflected in the minutes of the Board's meetings.

14. Within sixty (60) days of the end of each quarter beginning with the quarter ending December 31, 2009, a copy of the progress report for the period with any revisions or comments by the Board shall be provided to the Regional Director.

GROWTH.
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15.     Effective immediately, the Association is subject to and shall comply with the requirements and provisions of OTS Regulatory Bulletin 3b. Without the prior written approval of the Regional Director, the Association shall not increase its total assets during any quarter beginning with the quarter ending December 31, 2009 in excess of an amount equal to net interest credited on

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(1) For this purpose the term "independent" means that the director is not: (1)
a current or former officer or employee of the Association or of an affiliate or service provider of the Association; (2) a member of the immediate family (defined in 12 C.F.R. ss. 561.24) of a director, officer or employee of the Association or its affiliates; (3) a controlling person of the Association as defined in 12 C.F.R. ss. 561.14; (4) a borrower or obligor on any outstanding extension of credit from the Association except for loans secured by a lien on the borrower's primary residence, and (5) and has not served as a consultant, advisor, underwriter, or legal counsel to the Association or its affiliates.

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deposit liabilities during the quarter. The growth restrictions imposed by this
Paragraph shall remain in effect until the Regional Director reviews and approves the Association's Business Plan as required under Paragraph 10 of this Order. Any growth in assets, including any growth proposed in the Business Plan, should consider:

        (a) the source, volatility and use of the funds that support asset growth;

        (b) any increase in credit risk or interest rate risk as a result of growth; and

        (c)     the effect of such growth on the Association's capital.


BROKERED DEPOSITS AND INTEREST RATE RESTRICTION.
-----------------------------------------------

16. Effective immediately, the Association shall comply with the requirements of 12 C.F.R. ss. 337.6(b) and shall not, without obtaining the prior written waiver of the Federal Deposit Insurance Corporation (FDIC) pursuant to 12 C.F.R. ss. 337.6(c): (a) accept, renew or roll over any brokered deposit, as that term is defined at 12 C.F.R. ss. 337.6(a)(2); or (b) act as a deposit broker, as that term is defined at 12 C.F.R. ss. 337.6(a)(5).

DIVIDENDS.
---------

17. Effective immediately, the Board shall not declare or pay dividends or make any other capital distributions, as that term is defined in 12 C.F.R. ss. 563.141, without receiving the prior written approval of the Regional Director. The Association's written request for written approval should be submitted to the Regional Director at least sixty (60) days prior to the anticipated date of the proposed dividend or distribution of capital.


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SEVERANCE AND INDEMNIFICATION PAYMENTS.
--------------------------------------

18. Effective immediately, the Association shall not make any golden parachute payment(2) or any prohibited indemnification payment(3) unless, with respect to each such payment, the Association has complied with the requirements of 12 C.F.R. Part 359 and, as to indemnification payments, 12 C.F.R. ss. 545.121.

DIRECTORATE AND MANAGEMENT CHANGES.
----------------------------------

19. Effective immediately, the Association shall comply with the prior notification requirements for changes in directors and Senior Executive Officers(4) set forth in 12 C.F.R. Part 563, Subpart H.

EMPLOYMENT CONTRACTS AND COMPENSATION ARRANGEMENTS.
--------------------------------------------------

20.     (a)    Effective immediately, the Association shall not enter into, renew, extend, or revise any contractual arrangement relating to compensation or benefits for any Senior Executive Officer or director of the Association, unless it first provides the Regional Director with not less than thirty (30) days prior written notice of the proposed transaction. The notice to the Regional Director shall include a copy of the proposed employment contract or compensation arrangement or a detailed, written description of the compensation arrangement to be offered to such officer or director, including all benefits and perquisites. The Board shall ensure that any contract, agreement, or arrangement submitted to the Regional Director fully complies with the requirements of 12 C.F.R. Part 359, 12 C.F.R. ss.ss. 563.39 and 563.161(b), and 12 C.F.R. Part 570 - Appendix A.

-----------------
(2) The term "golden parachute payment" is defined at 12 CFR ss. 359.1(f).
(3) The term "prohibited indemnification payment" is defined at 12 CFR ss. 359.1
    (l).
(4) The term "Senior Executive Officer" is defined at 12 C.F.R. ss. 563.555.


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        (b)     Effective immediately, the Association shall not increase any salaries, bonuses, or director's fees or make any other similar payments, directly or indirectly, to the Association's directors or Senior Executive Officers without prior written non-objection from the Regional Director.

THIRD PARTY CONTRACTS.
---------------------

21. Effective immediately, the Association shall not enter into any arrangement or contract with a third party service provider that is significant to the overall operation or financial condition of the Association(5) or outside the Association's normal course of business unless, with respect to each such contract, the Association has: (a) provided the Regional Director with a minimum of thirty (30) days prior written notice of such arrangement or contract; (b) determined that the arrangement or contract complies with the standards and guidelines set forth in OTS Thrift Bulletin 82a; and (c) received written notice of non-objection from the Regional Director.

TRANSACTIONS WITH AFFILIATES.
----------------------------

22. Effective immediately, the Association shall not engage in any transaction with an affiliate unless, with respect to each such transaction, the Association has complied with the notice requirements set forth in 12 C.F.R. ss. 563.41(c)(4), which shall include the information set forth in 12 C.F.R. ss. 563.41(c)(3). The Board shall ensure that all transactions with an affiliate for which a notice is submitted pursuant to this Paragraph of the Order shall comply with the requirements of 12 C.F.R. ss. 563.41 and 12 C.F.R. Part 223.

EFFECTIVE DATE, INCORPORATION OF STIPULATION.
--------------------------------------------

23. This Order is effective on the Effective Date as shown on the first page. The Stipulation is made a part hereof and is incorporated herein by this reference.

-----------------------
(5) A contract will be considered significant to the overall operation or financial condition of the Association where the annual contract amount equals or exceeds two percent (2%) of the Association's total capital.

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DURATION.
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24.     This Order shall remain in effect until terminated, modified, or suspended, by written notice of such action by the OTS, acting by and through its authorized representatives.

TIME CALCULATIONS.
-----------------

25. Calculation of time limitations for compliance with the terms of this Order run from the Effective Date and shall be based on calendar days, unless otherwise noted.

26. The Regional Director may extend any of the deadlines set forth in the provisions of this Order upon written request by the Association that includes reasons in support for any such extension. Any OTS extension shall be made in writing.

SUBMISSIONS AND NOTICES.
-----------------------

27. All submissions, including any reports, to the OTS that are required by or contemplated by this Order shall be submitted within the specified timeframes.

28. Except as otherwise provided herein, all submissions, requests, communications, consents, or other documents relating to this Order shall be in writing and sent by first class U.S. mail (or by reputable overnight carrier, electronic facsimile transmission, or hand delivery by messenger) addressed as follows:
         (a)      TO THE OTS:
                  Regional Director
                  Office of Thrift Supervision
                  One South Wacker Drive, Suite 2000
                  Chicago, Illinois 60606
                  Facsimile: (312) 917-5001

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         (b)      TO THE ASSOCIATION:

                  Chairman of the Board
                  Park View Federal Savings Bank
                  30000 Aurora Road
                  Solon, Ohio 44139-2728
                  Facsimile: (440) 914-3916



NO VIOLATIONS AUTHORIZED.
------------------------

29. Nothing in this Order or the Stipulation shall be construed as allowing the Association, its Board, officers, or employees to violate any law, rule, or regulation.


IT IS SO ORDERED.




                                        OFFICE OF THRIFT SUPERVISION



                                        By: /s/ Daniel T. McKee
                                            ------------------------------------
                                            Daniel T. McKee
                                            Regional Director, Central Region

                                            Date: See Effective Date on page 1

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